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                                                                EXHIBIT 10.52

                       SEVENTH AMENDMENT TO SECOND AMENDED
                          AND RESTATED CREDIT AGREEMENT
                           (RECEIVABLES AND INVENTORY)

         This Seventh Amendment to Second Amended and Restated Credit Agreement (Receivables and Inventory) (this "Amendment") is entered into as of September 11, 1997, among Bank of America National Trust and Savings Association ("Bank") and GT Bicycles California, Inc. ("GTBC"), Riteway Products East, Inc. ("East"), Riteway Products North Central, Inc. ("North Central"), Rite-Way Distributors Central, Inc. ("Central"), Rite-Way Distributors, Inc. ("Distributors"), GT Bicycles, Inc. ("GT"). GTBC, East, North Central, Central, and Distributors are sometimes hereinafter referred to collectively as "Borrowers" and individually as a "Borrower."

                                    RECITALS

         A. Bank and Borrowers are parties to that certain Second Amended and Restated Credit Agreement (Receivables and Inventory) dated as of August 12, 1996, as modified by amendments dated September 15, 1996, October 15, 1996, October 31, 1996, February 13, 1997, March 14, 1997, and August 15, 1997
(as amended, the "Credit Agreement").

         B. The parties hereto now desire to amend the Credit Agreement on the terms and conditions set forth below.

                                    AGREEMENT

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Credit Agreement.

         2. Amendments. The Credit Agreement shall be amended as follows:

            (a) Subparagraph (ii)(A) of the definition of "Borrowing Base" is amended in full to read as follows:


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               "(A) the following percentages of the value of Acceptable
         Inventory consisting of Current Model Year Bicycles, Bicycling Accessories, bicycle parts, and In-Transit Inventory as shown on the borrowing certificates as of the last day of the months set opposite such percentages:

          Percentage                Months
          ----------                ------
             65%                    November through June in 1996-97

             50%                    July in 1997

             65% August through March in 1997-98 and September through March in each year thereafter

             50%                    April through August in 1998
                                    and each year thereafter;

          provided, however, that for purposes of calculating the Borrowing Base the total value of any In-Transit Inventory shall not exceed 15% of the Borrowing Base as it would be calculated without reference to this limitation and without the amount added under Subparagraph (C) of this definition of Borrowing Base; and"

          (b) Subparagraphs (iii) through (vii), inclusive, of the definition of "Borrowing Base" are amended in full to read as follows:

               "(iii) During the period from and including the date hereof to and including October 15, 1997 only, $5,000,000;

               (iv) Commencing in 1998, during the period from and including January 1, to and including April 30 of each year, $5,000,000; and"

          (c) Paragraph 8.6(g) is amended in full to read as follows:

               "(g) additional indebtedness (excluding indebtedness permitted under Paragraph 8.6(k) below)


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          for the acquisition of fixed or capital assets, including capital lease obligations, which does not exceed an aggregate principal amount for Borrowers and Guarantors of Two Million Dollars ($2,000,000) in GT's fiscal year ending 1997 and Three Million Dollars ($3,000,000) in any fiscal year of GT thereafter;"

          (d) The following is added as a new Paragraph 8.6(k):

               "(k) indebtedness incurred under that certain Loan Agreement among GE Capital Public Finance, Inc., as lender, a California Economic Development Financing Authority, as issuer, and Borrower dated as of September 1, 1997, providing for a loan of up to $5,000,000 to finance certain equipment and capital improvements to be located at Borrower's headquarters facility at 2001 Dyer Road, Santa Ana, California (the "IRB Financing")."

          (e) The following is added as a new Paragraph 8.7(n):

               "(n) liens on certain equipment and other property securing the IRB Financing."

          (f) Paragraph 8.13 is amended in full to read as follows:

               "8.13 Sales and Leasebacks. Not dispose of any of its assets except for full, fair and reasonable consideration, or enter into any sale and leaseback agreement covering any of its fixed or capital assets, excluding sales and leasebacks of equipment financed under the IRB Financing."

          (g) Except as hereby amended, all of the terms and conditions of the Credit Agreement shall remain in full force and effect.

     3. Fee. Concurrently with the execution of this Amendment, Borrowers will pay to Bank a fee of Twenty Five Thousand Dollars ($25,000).

     4. Representations and Warranties. Borrowers represent and warrant to Bank that: (i) no Event of Default under Credit Agreement and no event which, with notice or lapse of time or


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both, would become an Event of Default has occurred and is continuing; (ii)
Borrowers' representations and warranties made under the Credit Agreement are true as of the date hereof; (iii) the making and performance by Borrowers of this Amendment have been duly authorized by all necessary corporate action; (iv) no consent, approval, authorization, permit, or license is required in connection with the making or performance of this Amendment.

     5. Conditions. This Amendment will not become effective until Bank has received the following:

          (a) An original of this Amendment, executed by Borrowers; and

          (b) The fee provided in Paragraph 3 above.


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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BANK OF AMERICA NATIONAL           GT BICYCLES CALIFORNIA, INC.
TRUST AND SAVINGS ASSOCIATION      RITEWAY PRODUCTS EAST, INC.

By:  /s/ E.M. AMENDT               RITEWAY PRODUCTS NORTH CENTRAL, INC.
     --------------------
         E.M. Amendt               RITE-WAY DISTRIBUTORS CENTRAL, INC.
         Vice President
                                   RITE-WAY DISTRIBUTORS, INC.

                                   GT BICYCLES, INC.

                                   By:  /s/ MICHAEL HAYNES
                                        ----------------------
                                            Michael Haynes
                                            President


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